Exhibit 99
PRESS RELEASE

For Release:	April 30, 2009
Nasdaq:	MFNC
Contact:	Investor Relations at (888) 343-8147
Website:	www.bankmbank.com
MACKINAC FINANCIAL CORPORATION
REPORTS FIRST QUARTER 2009 RESULTS
(Manistique, Michigan) – Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the “Bank”) today announced first quarter 2009 income of $.090 million or $.03 per share compared to net income of $.139 million, or $.04 per share for the first quarter of 2008. Operating results for the first quarter of 2009 included a provision for loan losses of $.550 million. There was no provision for the first quarter of 2008. Weighted average shares outstanding amounted to 3,419,736 in the first quarter of 2009 and 3,428,695 in the first quarter of 2008.
Net interest margin in the first quarter of 2009 increased to $3.495 million, 3.35%, compared to $3.045 million, or 3.13%, in the first quarter of 2008. This increase was primarily due to a reduction in funding costs between periods, as interest rates on brokered deposits declined. Paul Tobias, Chairman and Chief Executive Officer, commented, “We are pleased with the improvement in our net interest margin, which reflects not only the benefits received from decreased pricing on wholesale deposits, but also the positive impact of our disciplined internal loan and deposit pricing. In this low interest rate environment, we have been diligent in setting interest rate floors on loans and have aggressively lowered rates on deposit products, which will translate into increased margin contribution in future periods.”
Noninterest income, at $.391 million in the first quarter of 2009, increased $.081 million from the first quarter 2008 level of $.310 million, largely due to increased service fees. Noninterest expense of $3.239 million reflects an increase in FDIC insurance premiums of $.116 million for the first quarter of 2009 and in total showed a moderate increase of $.048 million, or 1.5%, from the first quarter of 2008.
Total assets of the Corporation at March 31, 2009 were $466.375 million, up 11.79 percent from the $417.175 million in total assets reported at March 31, 2008. First quarter 2009 total assets were up 3.31 percent from the $451.431 million of total assets at year-end 2008.
Total loans at March 31, 2009 were $370.776 million, a 2.98% increase from the $360.056 million at March 31, 2008. Total loans at the end of the first quarter of 2009 were up slightly from year-end 2008 total loans of $370.281 million. Tobias stated, “Loan growth in the first quarter was impacted by $14.425 million in paydowns; however, our first quarter new loan production was relatively strong at $9.390 million, with almost all new production occurring in the Upper Peninsula, which has not had the severe level of economic downturn that other parts of the state have experienced. We will be seeking loan growth opportunities in 2009 but will continue to adhere to our strict credit standards and pricing.”

Total deposits of $385.757 million at March 31, 2009 were up 18.31 percent from deposits of $326.047 million on March 31, 2008. Deposits were up 3.95 percent from year-end 2008 deposits of $371.097 million. Deposit growth increases in the 2009 first quarter were due to increases in wholesale brokered deposits of $11.123 million and growth in bank deposits of $3.537 million, primarily low cost transactional deposits. Deposit balances increased by $59.710 million from March 2008 to March 2009, with increased brokered deposits accounting for substantially all of the growth.
Nonperforming assets at the end of the first quarter of 2009 totaled $15.489 million which was up $8.413 million from 2008 year end balances. The increase in nonperforming assets in the first quarter includes two large commercial credit relationships in Southeast Michigan, with a total balance of $5.8 million. Tobias, commenting on credit quality, stated, “The Southeastern Michigan market continues to weaken. Real estate values have fallen rapidly. Our additions to nonperforming assets reflect two credits where original collateral values have decreased to the point where we needed to add to our reserve for loan losses. We are actively involved with these borrowers and are taking all necessary steps to collect our principal and minimize earnings impact.”
Shareholders’ equity at March 31, 2009 totaled $41.864 million, or $12.24 per share, compared to $39.633 million, or $11.56 per share on March 31, 2007.
Tobias concluded, “We start 2009 with a cautious, but positive outlook for the future. Our net interest margin will provide a solid platform for enhanced earnings; however, we are concerned about the economy, which continues to stress our borrowers. Late in April, we received the $11 million proceeds from the issuance of Series A Preferred Stock to the U.S. Treasury. This capital will be used to increase the strong capital position of the Bank. The Bank will use the capital to grow loans. In addition, the capital will allow the Corporation to consider acquisitions of deposit franchises that would enhance our funding mix.”
Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $450 million and whose common stock is traded on the NASDAQ stock market as “MFNC.” The principal subsidiary of the Corporation is mBank. Headquartered in Manistique, Michigan, mBank has 13 branch locations; nine in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan. The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.
Forward-Looking Statements
This release contains certain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	For The Period Ended
	March 31,	December 31,	March 31,
	2009	2008	2008
	(Unaudited)		(Unaudited)
Selected Financial Condition Data (at end of period):
Assets	$466,375	$451,431	$417,175
Loans	370,776	370,280	360,056
Investment securities	51,071	47,490	24,581
Deposits	385,757	371,097	326,047
Borrowings	36,210	36,210	48,849
Shareholders’ Equity	41,864	41,552	39,633

Selected Statements of Income Data:
Net interest income	$3,495	$12,864	$3,045
Income before taxes	97	2,659	164
Net income	90	1,872	139
Income per common share — Basic	.03	.55	.04
Income per common share — Diluted	.03	.55	.04
Weighted average shares outstanding	3,419,736	3,422,012	3,428,695

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.35%	3.23%	3.13%
Efficiency ratio	82.36	85.51	95.34
Return on average assets	.08	.44	.13
Return on average equity	.87	4.61	1.42

Average total assets	$454,741	$425,343	$417,682
Average total shareholders’ equity	41,813	40,630	39,491
Average loans to average deposits ratio	99.54%	105.61%	106.48%

Common Share Data (at end of period):
Market price per common share	$4.00	$4.40	$8.50
Book value per common share	$12.24	$12.15	$11.56
Common shares outstanding	3,419,736	3,419,736	3,428,695

Other Data (at end of period):
Allowance for loan losses	$4,793	$4,277	$3,924
Non-performing assets	$15,489	$7,076	$4,518
Allowance for loan losses to total loans	1.29%	1.16%	1.09%
Non-performing assets to total assets	3.32%	1.57%	1.08%
Number of:
Branch locations	13	12	12
FTE Employees	101	100	103

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31,	December 31,	March 31,
	2009	2008	2008
	(unaudited)		(unaudited)
ASSETS

Cash and due from banks	$21,394	$10,112	$6,849
Federal funds sold	—	—	1,568

Cash and cash equivalents	21,394	10,112	8,417

Interest-bearing deposits in other financial institutions	569	582	382
Securities available for sale	51,071	47,490	24,581
Federal Home Loan Bank stock	3,794	3,794	3,794

Loans:
Commercial	295,595	296,088	291,980
Mortgage	71,554	70,447	64,624
Installment	3,627	3,745	3,452

Total Loans	370,776	370,280	360,056
Allowance for loan losses	(4,793)	(4,277)	(3,924)

Net loans	365,983	366,003	356,132

Premises and equipment	11,134	11,189	11,511
Other real estate held for sale	2,199	2,189	1,137
Other assets	10,231	10,072	11,221

TOTAL ASSETS	$466,375	$451,431	$417,175

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest bearing deposits	$31,541	$30,099	$26,876
NOW, money market, checking	75,026	70,584	81,952
Savings	19,585	20,730	11,530
CDs<$100,000	70,708	73,752	83,087
CDs>$100,000	26,886	25,044	22,010
Brokered	162,011	150,888	100,592

Total deposits	385,757	371,097	326,047

Borrowings:
Federal funds purchased	—	—	10,410
Short-term	—	—	2,159
Long-term	36,210	36,210	36,280

Total borrowings	36,210	36,210	48,849
Other liabilities	2,544	2,572	2,646

Total liabilities	424,511	409,879	377,542

Shareholders’ equity:
Preferred stock — No par value:
Authorized 500,000 shares, no shares outstanding
Common stock and additional paid in capital — No par value
Authorized - 18,000,000 shares
Issued and outstanding - 3,419,736; 3,419,736, and 3,428,695 respectively	42,833	42,815	42,862
Accumulated deficit	(1,619)	(1,708)	(3,441)
Accumulated other comprehensive income (loss)	650	445	212

Total shareholders’ equity	41,864	41,552	39,633

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$466,375	$451,431	$417,175

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands except per share data)

	Three Months Ended
	March 31,
	2009	2008
	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$5,002	$6,100
Tax-exempt	90	108
Interest on securities:
Taxable	459	266
Tax-exempt	1	1
Other interest income	2	89

Total interest income	5,554	6,564

INTEREST EXPENSE:
Deposits	1,778	3,065
Borrowings	281	454

Total interest expense	2,059	3,519

Net interest income	3,495	3,045
Provision for loan losses	550	—

Net interest income after provision for loan losses	2,945	3,045

NONINTEREST INCOME:
Service fees	243	174
Net security gains	—	65
Net gains on sale of secondary market loans	58	48
Other	90	23

Total noninterest income	391	310

NONINTEREST EXPENSE:
Salaries and employee benefits	1,597	1,807
Occupancy	378	355
Furniture and equipment	189	178
Data processing	220	221
Professional service fees	153	153
Loan and deposit	136	101
FDIC insurance assessment	125	9
Telephone	43	45
Advertising	78	60
Other	320	262

Total noninterest expense	3,239	3,191

Income before provision for income taxes	97	164
Provision for income taxes	7	25

NET INCOME	$90	$139

INCOME PER COMMON SHARE:
Basic	$.03	$.04

Diluted	$.03	$.04

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
LOAN PORTFOLIO AND CREDIT QUALITY
(Dollars in thousands)
Loan Portfolio Balances (at end of period):

	March 31,	December 31,	March 31,
	2009	2008	2008
Commercial Loans
Real estate — operators of nonresidential buildings	$40,457	$41,299	$43,167
Hospitality and tourism	35,224	35,086	35,760
Real estate agents and managers	28,012	29,292	30,235
Operators of nonresidential buildings	13,512	13,467	9,039
Other	151,732	145,831	146,226

Total Commercial Loans	268,937	264,975	264,427

1-4 family residential real estate	65,792	65,595	59,532
Consumer	3,627	3,745	3,452
Construction
Commercial	26,658	31,113	27,553
Consumer	5,762	4,852	5,092

Total Loans	$370,776	$370,280	$360,056

Credit Quality (at end of period):

	March 31,	December 31,	March 31,
	2009	2008	2008
Nonperforming Assets :
Nonaccrual loans	$12,698	$4,887	$3,381
Loans past due 90 days or more	—	—	—
Restructured loans	592	—	—

Total nonperforming loans	13,290	4,887	3,381
Other real estate owned	2,199	2,189	1,137

Total nonperforming assets	$15,489	$7,076	$4,518

Nonperforming loans as a % of loans	3.58%	1.32%	.94%

Nonperforming assets as a % of assets	3.32%	1.57%	1.08%

Reserve for Loan Losses:
At period end	$4,793	$4,277	$3,924

As a % of loans	1.29%	1.16%	1.09%

As a % of nonperforming loans	36.07%	87.52%	116.06%

As a % of nonaccrual loans	37.75%	87.52%	116.06%

Charge-off Information (year to date):
Average loans	370,943	361,324	357,778

Net charge-offs	34	2,169	222

Charge-offs as a % of average loans	.01%	.60%	.06%

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS

	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
BALANCE SHEET (Dollars in thousands)

Total loans	$370,776	$370,280	$361,521	$362,122	$360,056
Allowance for loan losses	(4,793)	(4,277)	(3,385)	(3,585)	(3,924)

Total loans, net	365,983	366,003	358,136	358,537	356,132
Intangible assets	26	46	65	85	104
Total assets	466,375	451,431	440,953	437,327	417,175
Core deposits	196,860	195,165	208,940	200,293	203,445
Noncore deposits (1)	188,897	175,932	151,754	156,683	122,602

Total deposits	385,757	371,097	360,694	356,976	326,047
Total borrowings	36,210	36,210	36,210	36,280	48,849
Total shareholders’ equity	41,864	41,552	41,427	40,975	39,633
Total shares outstanding	3,419,736	3,419,736	3,419,736	3,419,736	3,428,695

AVERAGE BALANCES (Dollars in thousands)

Assets	$454,741	$441,583	$423,702	$418,246	$417,682
Loans	370,943	366,077	358,844	362,574	357,778
Deposits	372,670	358,213	341,377	332,725	336,016
Equity	41,813	41,516	41,097	40,399	39,491

INCOME STATEMENT (Dollars in thousands)

Net interest income	$3,495	$3,330	$3,371	$3,118	$3,045
Provision for loan losses	550	1,100	450	750	—

Net interest income after provision	2,945	2,230	2,921	2,368	3,045
Total noninterest income	391	308	288	3,747	310
Total noninterest expense	3,239	2,961	2,935	3,471	3,191

Income before taxes	97	(423)	274	2,644	164
Provision for income taxes	7	(171)	58	875	25

Net income	$90	$(252)	$216	$1,769	$139

PER SHARE DATA

Earnings — basic	$.03	$(.07)	$.06	$.52	$.04
Earnings — diluted	.03	(.07)	.06	.52	.04
Book value	12.24	12.15	12.11	11.98	11.56
Market value, closing price	4.00	4.40	5.26	7.00	8.50

ASSET QUALITY RATIOS

Nonperforming loans/total loans	3.58%	1.32%	1.29%	1.27%	.94%
Nonperforming assets/total assets	3.32	1.57	1.45	1.83	1.08
Allowance for loan losses/total loans	1.29	1.16	.94	.99	1.09
Allowance for loan losses/nonperforming loans	36.07	87.52	72.81	77.22	116.06

PROFITABILITY RATIOS

Return on average assets	.08%	(.23)%	.20%	1.70%	.13%
Return on average equity	0.87	(2.42)	2.08	17.62	1.42
Net interest margin	3.35	3.20	3.39	3.19	3.13
Efficiency ratio	82.36	80.30	79.12	88.45	95.34
Average loans/average deposits	99.54	102.20	105.12	108.97	106.48

CAPITAL ADEQUACY RATIOS

Tier 1 leverage ratio	7.86%	8.01%	8.31%	8.56%	7.85%
Tier 1 capital to risk weighted assets	9.31	9.25	9.40	9.48	8.84
Total capital to risk weighted assets	10.56	10.38	10.31	10.45	9.92
Average equity/average assets	9.20	9.40	9.70	9.66	9.45
Tangible equity/tangible assets	8.97	9.20	9.38	9.35	9.48

(1)	Noncore deposits include Internet CDs, brokered deposits and CDs greater than $100,000

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS